Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-220219, 333-206885, 333-197979, 333-179876, 333-144962, 333-133507, 333-124187, 033-53337, and 033-53335) on Form S-8 and (No. 333-262737) on Form S-3 of our reports dated February 17, 2023, with respect to the consolidated financial statements of Bio-Rad Laboratories, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Santa Clara, California
February 17, 2023